UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2022

Singular Genomics Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40443	81-2948451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10931 N. Torrey Pines Road, Suite #100 La Jolla, California 92037

(858) 333-7830 (Registrant’s address of principal executive offices and telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	OMIC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

One Alexandria Square Lease Agreement

On January 19, 2022, Singular Genomics Systems, Inc. (the “Company”) entered into a Lease Agreement (the “Lease”) with an affiliate of Alexandria Real Estate Equities, Inc. (“ARE”) to lease two buildings (“Building 3” and “Building 4”) to be constructed in connection with One Alexandria Square in La Jolla, California. Building 3 and Building 4 are comprised of 113,094 square feet and 92,572 square feet, respectively, of office and manufacturing space and will serve as the Company’s future headquarters.

The term of the Lease will commence when ARE’s work for Building 3 is substantially complete, which is expected to be November 1, 2024 (the “Commencement Date”). The Company’s obligation to pay rent for Building 3 will begin approximately seven months following the Commencement Date. The Company’s obligation to pay rent for Building 4 will begin 12 months following the Commencement Date, subject to the substantial completion of ARE’s work on Building 4. The Company has an option to accelerate the construction and delivery of Building 4 to be the same date as the Commencement Date and will receive 12 months of base rent abatement on Building 4 if it exercises this option. The initial term of the Lease is 144 months following the Commencement Date. The Company has the one-time option to extend the term of the Lease by 60 months upon prior notice to ARE. The annual base rent under the Lease is initially $64.80 per square foot per year, subject to annual increases of 3% and certain other adjustments, and includes tenant improvement allowances. The Company will also pay for an estimated $24 million of certain tenant improvements plus 7% interest per year amortized in equal monthly payments over the term of the lease. At the time of entering into the Lease, the Company paid ARE $1.1 million as prepayment for rent and, as a security deposit, provided ARE with a $1.1 million standby letter of credit.

The foregoing descriptions of the terms of the Lease do not purport to be complete and each is qualified in its entirety by reference to the full text of the Lease, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Singular Genomics Systems, Inc.

Dated:	January 20, 2022	By:	/s/ Dalen Meeter
Dalen Meeter Senior Vice President, Finance Principal Financial Officer and Principal Accounting Officer